Exhibit 99.1

BluePhoenix Solutions Ltd. to Announce Third Quarter 2014 Results on Friday, November 14, 2014

October 27, 2014

Seattle, WA:  BluePhoenix Solutions Ltd. (NASDAQ: BPHX) announced today that it will report its 2014 third quarter financial results on Friday, November 14, 2014. The company’s management team will host a conference call to discuss the results at 4:30 p.m. EST/1:30 p.m. PST. The call can be accessed by dialing 1- 888-505-4368 within the United States, or via local US number 1- 719-325-2435 if calling internationally, approximately five minutes prior to its scheduled commencement. The participant code for the call is 8020635.

About BluePhoenix Solutions

BluePhoenix Solutions Ltd. (NASDAQ: BPHX) provides legacy language and database translation.  The BluePhoenix portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, BluePhoenix works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  BluePhoenix customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  BluePhoenix has six offices in the United States, United Kingdom, Italy, Romania, and Israel.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on BluePhoenix’s management’s beliefs and assumptions and on information currently available to BluePhoenix’s management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including those relating to future events or our future financial performance and financial guidance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are only predictions. All forward-looking statements included in this document are based on information available to BluePhoenix on the date hereof, and BluePhoenix assumes no obligation to update any such forward-looking statements. Any or all forward-looking statements in this document may turn out to be wrong. Actual events or results may differ materially. Forward-looking statements can be affected by inaccurate assumptions BluePhoenix might make or by known or unknown risks, uncertainties and other factors. These risks and uncertainties include but are not limited to: the effects of the global economic and financial trends; market demand for BluePhoenix’s products; successful implementation of BluePhoenix’s products; changes in the competitive landscape, including new competitors or the impact of competitive pricing and products; and such other risks and uncertainties as identified in BluePhoenix’s most recent Annual Report on Form 10-K and other reports filed by it with the SEC. This press release is also available at www.bphx.com. All names and trademarks are their owners’ property.